PRESS RELEASE

Deltathree Secures Service Provider Agreement Launching
ACN Korea’s Digital Phone and Video Phone Offering

Contract Win Marks Deltathree’s Continued Expansion into the
International Market for Video Phone Services

New York, NY – January 18, 2011 – deltathree, Inc. (OTCBB: DDDC.OB), a global provider of video and voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructures for service providers, resellers and direct consumers, announced it has secured an agreement to be the service provider for ACN Korea’s digital phone and video phone services in South Korea. Already available, deltathree’s services support ACN’s IRIS V Video Phone allowing end-users to see friends and family in real-time video on a seven-inch crystal clear screen simultaneously as they speak over digital phone service.

Mr. Effi Baruch, Chief Executive Officer, President and Senior Vice President of Operations and Technology of deltathree, stated, “We are proud to partner with ACN Korea to bring their customers  next generation digital phone and video phone services across a range of extremely attractive service plans. This latest service provider contract win reflects deltathree’s continued expansion within the growing international market for advanced VoIP voice and video solutions. In addition, it reflects our expanding capabilities, as the offering is being provided substantially in Korean and utilizes our application programming interfaces to connect to ACN Korea’s external systems in order to provide a comprehensive offering.”

ACN Korea is a division of ACN, Inc., the world's largest direct selling telecommunications company, which offers a broad range of telecommunications services in 21 countries in North America, Europe and the Asia-Pacific region. In addition to supplying the digital phone and video phone service, deltathree is providing ACN Korea a full spectrum of service provider back-end support services, including network management, provisioning, and custom web development.  Since its introduction in December 2010, ACN has added advanced digital communications customers and expects to accelerate its growth throughout 2011.

Robert Iorizzo, General Manager, ACN Korea, commented, “Together ACN Korea and deltathree are bringing communications to life, allowing ACN Korea video phone customers throughout South Korea to see the person they are taking to with superb video quality and clarity.  deltathree’s broad range of customer-focused IP communications services and seamless integration with ACN's Global Telecommunications network, coupled with its flexible back-end solutions, enable ACN Korea to provide our customers a variety of solutions to meet all their digital communications needs.  We look forward to our continued relationship with deltathree as we continue to enhance and expand our communications services in Korea.”

About ACN

ACN, Inc. is the world's largest direct seller of telecommunications services, offering highly competitive services to consumers and small businesses in North America, Europe and the Asia Pacific region. Founded in 1993, ACN, Inc. is a privately held company with a comprehensive telecommunications and home services product portfolio, including: Digital Phone Service with a centerpiece Video Phone, Local and Long Distance services, Internet, Wireless, Satellite TV, and Home Security. ACN, Inc. is able to offer services to its customers by marketing directly to consumers through hundreds of thousands of commission-based independent business representatives worldwide.

For more information about ACN, please visit: www.acninc.com.

About deltathree

Founded in 1996, deltathree, Inc. is a global provider of video and voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructures for service providers, resellers and direct consumers. Supporting tens of thousands of active users around the world, deltathree serves customers through its service provider and reseller channel and its direct-to-consumer channel. deltathree's advanced solutions offer service providers and resellers a full spectrum of private label IP-based digital voice and video products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's direct-to-consumer channel consists of the joip Mobile, joip and iConnectHere direct-to-consumer offerings.

For more information about deltathree, please visit our website at www.deltathree.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: our ability to obtain additional capital in the near-term to finance operations; our ability to reduce our costs and expenses and expand our revenues; our ability to retain key personnel and employees needed to support our services and ongoing operations; our dependence on a small number of key customers for a significant percentage of our revenue; decreasing rates of telecommunications services; the public's acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to maintain and operate our computer and communications systems without interruptions or security breaches; our ability to operate in international markets; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; our ability to successfully seek the return of all or substantially all of the funds seized by the Department of Homeland Security; our ability to protect our intellectual property against infringement by others, and the costs and diversion of resources relating to any claims that we infringe the intellectual property rights of third parties; our ability to comply with governmental regulations applicable to our business; the need for ongoing product and service development in an environment of rapid technological change; and other risks referenced from time to time in our filings with the SEC and available on the Internet at http://www.sec.gov. Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations Contact:	Company Contact:
Erik Knettel	Arie Rand
Grayling	Chief Financial Officer and Treasurer
1-646-284-9415	1-212-500-4860
ir@deltathree.com	arie.rand@deltathree.com